Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of June 12, 2025, by and among Zapata Computing Holdings Inc., a Delaware corporation (the “Company”), and the persons and entities who sign this Agreement as purchasers of the Notes and Warrants (as defined below) (individually a “Purchaser” and collectively the “Purchasers”).

RECITAL

WHEREAS, the Company has authorized the sale and issuance of secured convertible promissory notes in substantially the form attached hereto as Exhibit A (each, a “Note,” and collectively, the “Notes”) and the sale of certain warrants substantially in the form attached hereto as Exhibit B (each, a “Warrant,” and collectively, the “Warrants”); and

WHEREAS, each Purchaser desires to purchase from the Company, severally and not jointly, and the Company desires to sell to each Purchaser, severally and not jointly, the Notes and Warrants on the terms and conditions set forth herein in the respective amounts set forth on the Schedule of Purchasers attached hereto.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be bound hereby, the parties hereby agree as follows:

AGREEMENT

1.	Amount and Terms of the Note and Warrant

1.1             The Note. Subject to the terms of this Agreement, at the applicable Closing (as defined below) the Company shall sell and issue to each Purchaser, severally and not jointly, and each Purchaser shall purchase from the Company, severally and not jointly, a Note in the original principal amount set forth on such Purchaser’s signature page (each, a “Loan Amount”). The Notes shall be convertible into shares of the Company’s Common Stock (the “Note Shares”), par value $0.0001 per share (the “Common Stock”), as provided in the Notes.

1.2             The Warrant. Subject to the terms of this Agreement, at the applicable Closing the Company shall issue to each Purchaser, severally and not jointly, a Warrant exercisable for the number of shares of Common Stock (the “Warrant Shares” and together with the Notes, the Note Shares and the Warrants, the “Securities”) set forth on such Purchaser’s signature page.

2.	The Closing

2.1 Closing Date. Subject to the satisfaction and/or waiver of the conditions set forth herein, the closing of the sale and issuance of the Notes and the Warrants shall take place remotely via the exchange of documents and signatures, on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree, orally or in writing (the “Initial Closing”). After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional Notes (the “Additional Notes”), and corresponding Warrants, with such Additional Notes to be issued in such additional closings (an “Additional Closing,” together with the Initial Closing, the “Closings” and each, a “Closing”), together with the Notes issued at the Initial Closing, totaling an aggregate amount of no more than $3.0 million, provided that each Additional Closing is consummated prior to 15 days after the Initial Closing. The Schedule of Purchasers to this Agreement shall be automatically updated to reflect the number of Additional Notes and Warrants purchased at each such Additional Closing and the parties purchasing such Additional Notes and Warrants.

2.2             Delivery. At the Closing (i) each Purchaser shall deliver to the Company the Purchaser’s signature page to this Agreement and the Warrant and a check or wire transfer of funds to the Company in the amount of the Loan Amount; and (ii) the Company shall issue and deliver to each Purchaser the Company’s signature page to this Agreement, as applicable, and a Note and Warrant reflecting the terms contained in the Schedule of Purchasers.

1

2.3             Condition to Closing. As a condition to the Initial Closing hereunder, the Company shall have received (i) (A) a pay-off letter from D-Wave Quantum Inc. (the “Current Lender”), or (B) other documentation reasonably acceptable to the Company from or relating to the Current Lender, for purposes of repaying the outstanding principal balance and accrued and unpaid interest of that certain Senior Secured Promissory Note issued to the Current Lender on or about February 8, 2024 (the “Prior Indebtedness”), in either case setting forth and confirming the payment amount that is necessary for purposes of repaying such Prior Indebtedness and satisfying in full the obligations of the Company relating thereto, (ii) a duly executed Intercreditor Agreement signed by the other secured lender(s) of the Company other than the Current Lender, and (iii) the Initial Closing shall result in proceeds to the Company at least equal to the payment amount needed to repay and satisfy in full the Prior Indebtedness held by and payable to the Current Lender, which repayment shall occur simultaneously with or immediately upon the Initial Closing.

3.	Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to each Purchaser as follows:

3.1             Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and will be in good standing under the laws of the State of Delaware upon the payment of certain franchise taxes that are due and payable. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2             Corporate Power. The Company will have at each Closing all requisite corporate power to execute and deliver this Agreement, the Security Agreement (as defined below) attached hereto as Exhibit C and to issue the Notes and the Warrants (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of this Agreement, the Security Agreement and under the terms of the Notes and the Warrants. The Company’s Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan Amount is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3             Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Notes and Warrants and the reservation of the Note Shares and the Warrant Shares has been taken or will be taken prior to the issuance of such Note Shares and Warrant Shares. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Note Shares and Warrant Shares, when issued in compliance with the provisions of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), this Agreement, the Notes and the Warrants, as applicable, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and, subject to the accuracy of the representations and warranties of the Purchasers in Section 4, issued in compliance with all applicable federal and securities laws.

3.4             Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes and Warrants shall have been obtained and will be effective at each Closing, except such as may be required under any state or federal securities laws.

3.5             Non-Contravention. The execution and delivery by the Company of the Loan Documents and the performance and consummation of the transactions contemplated hereby, including the conversion of the Notes into the Note Shares and the exercise of the Warrants for Warrant Shares, will not (i) violate the Certificate of Incorporation or the Company’s bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person (as defined below) to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company, except for any liens created pursuant to the Security Agreement, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties, except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company.

4.	Representations and Warranties of the Purchasers

4.1             Organization; Authority. Each Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Loan Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

4.2             Purchase for Own Account. Each Purchaser represents that it is acquiring the Securities solely for the Purchaser’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.3             Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser, and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.4             Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.5             Reliance on Exemptions. Each Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

4.6             Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchasers further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)             There is then in effect a registration statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)            The Purchasers shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchasers shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws.

Notwithstanding the limitations set forth in the foregoing paragraph, a Purchaser may transfer Securities to its “affiliates” as defined under the Securities Act (“Affiliate”), without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if such transferee were the Purchaser; provided, however, that the Purchaser hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Securities were originally offered and sold or would itself require registration under the Securities Act or applicable state securities laws.

4.7             Accredited Investor Status.

(a)             Each Purchaser represents and warrants that is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. A copy of Rule 501(a) is attached as Exhibit A-1.

(b)            Each Purchaser represents and warrants that the Purchaser’s purchase price for the Securities hereunder is not being financed, in whole or in part, by any third party for the specific purpose of investing in securities of the Company.

4.8             Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by each Purchaser and shall constitute valid and binding obligations of each Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

4.9             No Conflicts. The execution, delivery and performance by each Purchaser of this Agreement and the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

4.10          Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.	Security and Collateral Agent.

5.1       Authorization. The Notes shall be secured under that certain Security Agreement (the “Security Agreement”) executed by the Company as of the date hereof in favor of ACQUIOM AGENCY SERVICES LLC, in its capacity as the collateral agent on behalf of all purchasers of the Notes. Each Purchaser hereby irrevocably approves, authorizes and ratifies the appointment of ACQUIOM AGENCY SERVICES LLC (the “Collateral Agent”) to act as the collateral agent on behalf of all purchasers, including, without limitation, the Purchaser, of the Notes. Each Purchaser hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Requisite Noteholders (as defined below) in accordance with the terms the Security Agreement, together with such powers as are reasonably incidental thereto. The Collateral Agent may execute any of its duties thereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith. The Requisite Noteholders may replace the Collateral Agent and any successor following the resignation, death or disability of the Collateral Agent. Without limiting the generality of the foregoing, each Purchaser, in its capacity as a Purchaser hereunder and as a secured party and holder of its Note, hereby appoints and authorizes the Collateral Agent to execute the Security Agreement and the Intercreditor Agreement for and on behalf of the Purchaser.

5.2       Limitation of Liability. Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Purchaser or to the Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (a) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, the Security Agreement or any instrument or document delivered thereunder or relating thereto; (b) the title of the Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (c) the determination, verification or enforcement of the Company’s compliance with any of the terms and conditions of this Security Agreement; (d) the failure by the Company to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (e) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the collateral or the enforcement or the collection of any amounts owing with respect to the collateral.

5.3       Indemnification. In the case of the Security Agreement and the transactions contemplated hereby and any related document relating to any of the collateral, each Purchaser agrees to pay to the Collateral Agent, on demand, its pro rata share of all fees and all expenses incurred in connection with the operation and enforcement of the Security Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by the Company. In the case of the Security Agreement and each instrument and document relating to any of the collateral, each Purchaser and the Company hereby agree to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under the Security Agreement and the transactions contemplated thereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

6.               Universal Resale and Registration Provisions. In addition, the Company and each Purchaser agree to be bound by and comply with the provisions set forth on Exhibit D hereto. By executing this Agreement, each Purchaser acknowledges and agrees that it is a Holder and the shares of Common Stock it acquires or may in the future acquire in connection with this Agreement, the Notes and the Warrants and the transactions contemplated hereby and thereby are Restricted Shares for purposes of and as such terms are defined in Exhibit D.

7.	Legends.

7.1             Acknowledgment. Each Purchaser understands that the Securities have been issued (or will be issued in the case of the Note Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

7.2             Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 7.1 or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, provided that a Purchaser furnishes the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall include an opinion of Purchaser’s counsel, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable provisions of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three business days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be reasonably required above in this Section 7.2 (such date, the “Legend Removal Date”), as directed by such Purchaser, either: (A) credit the applicable number of Note Shares and Warrant Shares, as applicable, to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its DWAC system or (B), issue and deliver to such Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee.

8.	Miscellaneous

8.1             Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement; provided that the Company and each Purchaser agrees that the Collateral Agent shall be an express third party beneficiary of Section 5 and Section 8.5 of this Agreement.

8.2             Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to conflicts of laws principles. Each of the parties hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

8.3             Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4             Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to the Purchasers at the address(es) set forth on their respective signature pages hereto or at such other address(es) as the Company or the Purchasers may designate by 10 days advance written notice to the other parties hereto.

8.5             Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the holders of a majority of the aggregate principal amount outstanding under the Notes (the “Requisite Noteholders”), and with respect to any provision of Section 5, the Collateral Agent.

8.6             Finders Fees. The Company and each of the Purchasers will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

8.7             Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to a Purchaser, upon any breach or default of the Company under this Agreement, the Warrant, the Security Agreement or the Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Purchaser of any breach or default under this Agreement, or any waiver by a Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Purchaser, shall be cumulative and not alternative.

8.8             Entire Agreement. This Agreement and the exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

8.9             Counterparts. This Agreement may be executed by electronic signature and in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes and in all respects.

[signature pages follow]

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

COMPANY:

ZAPATA COMPUTING HOLDINGS INC.

By: _______________________________

Name: Sumit Kapur

Title: Chief Executive Officer

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

PURCHASER:

[FOR ENTITIES]

[●]

By: ________________________

Name:

Title:

Email address:

Address:

[FOR INDIVIDUALS]

By: _______________________

Name:

Email address:

Address:

Investment:

Loan Amount / Note Principal	Number of Warrant Shares:[1]
$______________	________________

 ____________________

1 Number of Warrant Shares will be determined as 50% of loan amount divided by $0.04.

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF NOTE

[See Attached]

Exhibit A-1

Rule 501(a) of the Securities Act of 1933

[Attached]

EXHIBIT B

FORM OF WARRANT

[See Attached]

EXHIBIT C

SECURITY AGREEMENT

[See Attached]

EXHIBIT D

UNIVERSAL RESALE AND REGISTRATION PROVISIONS

[See Attached]